EXHIBIT 12.01

Commonwealth Telephone Enterprises, Inc.

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements
(Dollars in Thousands)

                                                                Three Months
                       For the Years Ended December 31,        Ended March 31,
                  ------------------------------------------- ----------------
                    1993     1994     1995     1996     1997    1998     1997
                  -------  -------  -------  -------  ------- -------  -------
Income from
 continuing
 operations
 before income
 taxes..........  $28,016  $27,125  $43,555  $44,286  $35,991 $ 8,823  $10,843
Minority          -------  -------  -------  -------  ------- -------  -------
 interest in
 income of
 consolidated
 entities.......       --       --       --       -        --       --      --

Fixed Charges:

 Interest on
  long-term and
  short-term
  debt including
  amortization
  of debt
  expense........  17,696   18,154   9,621    9,577    9,933    3,080    2,079

 Interest portion
  of rental
  expense           1,261    1,258    1,198    1,321    1,479     339      335

 Preferred
  stock dividend.     --       --       --    4,606    4,412   1,147    1,087
                  -------  -------  -------  -------  ------- -------  -------
 Total fixed
  charges.......   18,957   19,412   10,819   15,504    15,824  4,566    3,501
                  -------  -------  -------  -------  ------- -------  -------

Earnings before
 income taxes
 and fixed
 charges........  $46,973  $46,537  $54,374  $59,790  $51,815 $13,389  $14,344
                  =======  =======  =======  =======  ======= =======  =======

Ratio of
 earnings to
 combined fixed
 charges and
 preferred stock
 dividend
 requirements...     2.48     2.40     5.03     3.86     3.27    2.93     4.10

For purposes of calculating the ratio of combined fixed charges and preferred stock dividends to earnings, earnings consist of income before taxes, extraordinary item(s) and fixed charges. Fixed charges include interest expense and a percentage of rents which management deems representative of an interest factor. Preferred stock dividends are the amount of earnings before income taxes that is required to pay the dividends on outstanding preferred stock.


Commonwealth Telephone Enterprises, Inc.

Ratio of Earnings to Fixed Charges
(Dollars in Thousands)
                                                                Three Months
                        For the Years Ended December 31,       Ended March 31,
                  ------------------------------------------- ----------------
                    1993     1994     1995     1996     1997    1998     1997
                  -------  -------  -------  -------  ------- -------  -------
Income from
 continuing
 operations
 before income
 taxes..........  $28,016  $27,125  $43,555  $44,286  $35,991 $ 8,823  $10,843
Minority          -------  -------  -------  -------  ------- -------  -------
 interest in
 income of
 consolidated
 entities.......       --       --       --       -        --       --      --

Fixed Charges:

 Interest on
  long-term and
  short-term
  debt including
  amortization
  of debt
  expense........  17,696   18,154   9,621    9,577    9,933    3,080    2,079

 Interest portion
  of rental
  expense........   1,261    1,258    1,198    1,321    1,479     339      335
                  -------  -------  -------  -------  ------- -------  -------
 Total fixed
  charges........  18,957   19,412   10,819   10,898   11,412   3,419    2,414
                  -------  -------  -------  -------  ------- -------  -------
Earnings before
 income taxes
 and fixed
 charges........  $46,973  $46,537  $54,374  $55,184  $47,403 $12,242  $13,257
                  =======  =======  =======  =======  ======= =======  =======

Ratio of
 earnings to
 fixed charges..     2.48     2.40     5.03     5.06     4.15    3.58     5.49

For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, extraordinary item(s) and fixed charges. Fixed charges include interest expense and a percentage of rents which management deems representative of an interest factor.